UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         -----------------------------

                                   FORM 8-K

                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report  -  July 19, 2005
              Date of Earliest Event Reported  -  July 14, 2005


                       THE MAY DEPARTMENT STORES COMPANY
              (Exact name of Registrant as specified in its charter)

   Delaware                          I-79                      43-1104396
(State or other                 (Commission                  (IRS Employer
jurisdiction of                 File Number)              Identification No.)
incorporation)

611 Olive Street, St. Louis, Missouri                            63101
(Address of principal executive offices)                        (Zip code)

        Registrant's telephone number, including area code: (314)342-6300

                                Not Applicable
          (former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






Item 1.01.  Entry into a Material Definitive Agreement.

On July 14, 2005, the company entered into a Separation Agreement (the "Separation Agreement") with Eugene S. Kahn in connection with his resignation as chairman and chief executive officer. As a result of his resignation, Mr. Kahn's active employment under his employment agreement (the "Employment Agreement") with May and service on the board of directors terminated on January 14, 2005. The two-year non-compete and non-solicitation period provided for in the Employment Agreement commenced on January 15, 2005 and will extend to January 14, 2007. The Separation Agreement is the result of negotiations between the executive compensation and development committee of the company's board of directors and Mr. Kahn that spanned the period from January 14, 2005 to July 14, 2005. The executive compensation and development committee is comprised of independent, non-management directors.

The Separation Agreement provides that Mr. Kahn will

     (i) continue as an inactive employee of the company from January 14, 2005 through the earlier of (a) April 30, 2006 (the end of his contract term under the Employment Agreement), (b) when he begins a new, non-competing job or (c) if and when he breaches any provision of Article 4 of the Separation Agreement (the "Contract Period") and

     (ii) receive the following compensation and benefits in accordance with the terms of the Employment Agreement and the company's employee benefit plans:

     - salary at his annual rate of $1.5 million during the non-compete period, payable in equal installments;
     - a one-time contract retirement allowance payment of $1.5 million;
     - an annual bonus for fiscal 2004 and a long-term bonus payment for all long-term performance periods that include fiscal 2004 in the aggregate amount of $1.6 million;
     - a Marshall Field's transaction bonus in the amount of $900,000;
     - up to $50,000 in outplacement services (or cash in lieu thereof) through the end of the Contract Period;
     - an administrative support allowance of up to $10,000 per month during the non-compete period;
     - reimbursement of legal fees and expenses in an aggregate amount not to exceed $150,000;
     - fringe benefits through the end of the Contract Period; and
     - continued vesting of his outstanding stock options and restricted stock through the end of the Contract Period.

In addition, Mr. Kahn is entitled to post-employment health and life insurance benefits under the company's post-retirement health and life insurance plan.

If a change in control of the company occurs before the end of the Contract Period, Mr. Kahn will be entitled to the benefits that he would otherwise be entitled to under May's Supplementary Retirement Plan assuming for such purposes that his active employment terminated on the last day of the Contract Period and will be entitled to vesting of options and release of restrictions on restricted shares under the 1994 Stock Incentive Plan.


The Separation Agreement provides that, in consideration of Mr. Kahn's release and his agreement to be bound by the provisions of Article 4 of the Separation Agreement, the company will pay Mr. Kahn $3.5 million.

In return for the arrangements described above, Mr. Kahn has agreed to release May from any claims that he may have in connection with his employment and the termination of his employment.

Item 9.01   Financial Statements and Exhibits.

99.1  Separation Agreement, dated July 14, 2005.











                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                        THE MAY DEPARTMENT STORES COMPANY



Dated: July 19, 2005         By:    /s/ Richard A. Brickson
                                       Richard A. Brickson
                                       Secretary















EXHIBIT INDEX



Exhibit                         Description

99.1  Separation Agreement, dated July 14, 2005.
























                                 EXHIBIT 99.1

                                                            Execution Copy

                          SEPARATION AGREEMENT

     THIS SEPARATION AGREEMENT (this "Agreement"), dated as of July 14, 2005 (the "Execution Date"), by and among THE MAY DEPARTMENT STORES COMPANY, a Delaware corporation ("Company"), and EUGENE S. KAHN ("Executive"). Certain capitalized terms used herein are defined in Section 8 of this Agreement.

                              Recitals

     WHEREAS, the Company and Executive have previously entered into an Employment Agreement dated as of October 1, 2001, as amended as of May 1, 2002 (the "Employment Agreement") and a Letter Agreement dated February 14, 2001 (the "Letter Agreement" and, together with the Employment Agreement, the "Prior Agreements");

     WHEREAS, Executive served as Chief Executive Officer of the Company and the Chairman of its Board of Directors (the "Board") until January 14, 2005;

     WHEREAS, the Company and Executive have agreed as hereinafter set forth with respect to the termination of Executive's employment with the Company and his ceasing to serve on the Board;

     WHEREAS, in furtherance of the foregoing, the Company and Executive have determined that this Agreement shall supersede and replace the Prior Agreements in all respects;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which consideration are mutually acknowledged by the parties, the parties hereby agree as follows:

1.   RESIGNATIONS

     Executive confirms his resignation as an active employee and officer of the Company and its subsidiaries and as a member of the Board and of the boards of directors of its subsidiaries, in each case effective as of January 14, 2005 (the "Employment Termination Date").

2.   SEPARATION BENEFITS

     In consideration of Executive's agreements hereunder, following the Effective Date and subject to Executive's compliance with Article 4 below, the










Company agrees to make the payments and provide the compensation and benefits set forth in this Section 2 (collectively, the "Separation Benefits") and the Contingent Benefits set forth in Exhibit A hereto (collectively, the "Contingent Benefits") subject, in each case, to applicable withholding. Except as expressly provided herein, the Separation Benefits and the Contingent Benefits supersede and replace any and all benefits to which Executive might otherwise be or become entitled to under the Company's compensation and employee benefit plans (including severance plans and arrangements) and the Prior Agreements, other than benefit plans subject to Section 401(a) of the Code. Executive's rights with respect to any compensation previously deferred by him under the Company's Deferred Compensation Plan shall be governed by the terms and conditions of that plan and neither Executive's termination of employment nor anything provided in this Agreement shall cause a forfeiture of Executive's rights to such deferred compensation.

     (a) Accrued Obligations. In accordance with the Company's policies and procedures, the Company shall promptly reimburse Executive for eligible business expenses incurred by him on or before the Employment Termination Date to the extent properly documented not later than 90 days after the Effective Date and not previously reimbursed.

     (b) Compensation Continuation; Annual Bonus; Contract Retirement Allowance. Following the Effective Date:

          (i) The Company shall pay Executive (or his estate following his death) until the sooner of the twenty-four month anniversary of the Employment Termination Date or Executive's breach of any provision of
     Article 4 below (the "Payment Period"), compensation continuation payable in equal bi-monthly installments of $62,500 each, recognizing that the installments for January 14, 2005 through June 30, 2005 have already been paid ("Continuation Payments").

          (ii) The Company shall pay Executive the "Contract Retirement Allowance" (as defined in the Employment Agreement), in a lump sum of $1,500,000, as soon as practicable after the Effective Date. The Company acknowledges and agrees that the "Contract Retirement Allowance" is a separation payment as provided in the Employment Agreement and is in no way to be considered or construed as a retirement benefit for any purpose.

     (c) Executive Incentive Plans. The Company shall pay Executive the following amounts with respect to the EICP:

          (i) In respect of Executive's annual award for fiscal 2004, an amount equal to Executive's target annual award of $900,000;

          (ii) In respect of Executive's long-term award for the three-year long-term period ending with fiscal 2004, an amount equal to Executive's target long term award (with maximum share price multiplier), of $500,000;

          (iii) In respect of Executive's long-term award for the three-year long-term period ending with fiscal 2005, an amount equal to Executive's prorated bonus of $150,000;

          (iv) In respect of Executive's long-term award for the three-year long-term period ending with fiscal 2006, an amount equal to Executive's prorated bonus of $48,300.

All of the amounts referred to in this Section 2(c) will be paid in a lump sum at the time bonuses for fiscal 2004 are otherwise payable under the EICP, but in no event prior to the Effective Date.

     (d) Marshall Fields Transaction Bonus. The Company shall pay to Executive a Marshall Fields Transaction Bonus, in a lump sum of $900,000, for services rendered in 2004 in connection with the Marshall Fields transaction as soon as practicable after the Effective Date. The parties acknowledge and confirm that this bonus amount was calculated using the same methodology as was used in determining the bonus amounts for the Company's other senior executive officers.

     (e) Stock Options and Restricted Shares. Following the Effective Date, all Options and Restricted Shares held by Executive on the Employment Termination Date shall continue to vest during the Contract Period. Subject to the provisions of this Section 2(e), all Options and Restricted Shares shall be governed following the Effective Date by the terms thereof and of the Stock Incentive Plan. For purposes of post-employment exercise of Options, Executive shall be treated as having terminated employment with the Company on the last day of the Contract Period by reason of Retirement under the Stock Incentive Plan. Except to the extent set forth in Exhibit A, all Options not vesting and becoming exercisable, and all Restricted Shares the restrictions on which shall not have lapsed, in each case prior to end of the Contract Period, shall be cancelled as of such date and be of no further force or effect.

     (f) General Release Payment.  In consideration of Executive's release in
Article 3 below and Executive's agreement to be bound by the provisions of
Article 4 below, the Company shall pay to Executive a lump sum amount of $3,500,000 as soon as practicable after the Effective Date.

     (g) Certain Welfare Benefits. Following the Effective Date, during the Contract Period, the Company shall continue to provide to Executive on the same basis the medical, dental and life insurance benefits, tax preparation benefits, automobile allowance, long term-disability eligibility, that Executive was receiving or was entitled to receive as of the Employment Termination Date; provided, however, that if Executive becomes eligible to receive any such benefits through full time employment during the Contract Period, Executive's entitlement to benefit continuation under this Section 2(g) shall immediately cease, subject to Executive's rights to COBRA continuation coverage under the Company's welfare benefit plans by paying the applicable premium therefor.

     (h) Outplacement. Following the Effective Date, during the Contract Period, the Company will pay for outplacement counseling by a firm selected by the Company in an aggregate amount not to exceed $50,000, Executive's rights to which shall cease upon his becoming employed. In lieu of the foregoing, within 5 days following the Effective Date Executive may elect to receive such amount in cash.

     (i) Retiree Health and Welfare and Other Benefits. The Company acknowledges and confirms that Executive is entitled to post-employment health, welfare and other benefits under the relevant Company health and welfare benefit plans and retiree policies, and specifically the Executive Post-Retirement Life and Medical Insurance Program of The May Department Stores Company dated to be effective February 1, 1980. The medical and excess medical benefits to which Executive will be entitled under these policies will be the same as those extended to other retired executives (including benefits for dependents to the same extent, if any, provided to other retired executives). The life insurance benefits to which Executive will be entitled under these policies will be the same as those extended to other retired executives (except that they will be at two times his final average annual pay, rather than at one times final average annual pay). Executive is entitled to participate in the Company's Retiree Discount Program to the same extent as other retired executives.

     (j) Office and Administration Allowance. During the twenty-four month period beginning on the Employment Termination Date and ending on the second anniversary of such Date, the Company shall pay to Executive a monthly office and administration allowance of $10,000; provided, however, that in respect of each month in such period in which Executive uses an administrative assistant made available to Executive by the Company, such monthly allowance shall be reduced to $5,000; provided, however, that for the period from January 14, 2005 through July 31, 2005, the Company will pay Executive "catch up" payments at the rate of $5,000 per month for that period promptly after execution of this agreement.

     (k) Legal Fees and Expenses. The Company shall reimburse Executive for all reasonable legal fees and expenses incurred by him in connection with the negotiation and execution of this Agreement in aggregate amount not to exceed $150,000.

     (l) Benefits to Cease upon Breach of Restrictive Covenants. In all events, notwithstanding anything herein to the contrary, if the Company reasonably determines in good faith that Executive has breached any of the Restrictive Covenants, Executive: (x) shall cease to have any rights to any Contingent Benefits (if such breach occurs before a "change in control" (as defined in the SRP)) and to all Separation Benefits which have not yet been paid; and (y) shall be required to repay to the Company all Separation Benefits which have previously been paid to Executive, including all cash Separation Benefits and all amounts in respect of (i) the vesting of Restricted Shares pursuant to
Section 2(e) and (ii) the exercise of any Options that become vested pursuant to
Section 2(e).

     (m) Other Provisions Regarding Payments and Benefits.

          (i) Notwithstanding Section 4(c)(v) of the Employment Agreement, Executive shall be under no obligation to seek other employment and, except as expressly provided herein, there shall be no offset against amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

     (n) Directors' & Officers' Insurance Coverage; Indemnification. The Company agrees to indemnify Executive against all liabilities including (but not limited to attorneys' fees and expenses) arising out of Executive's services as an officer and director of Company and to maintain directors' and officers' liability insurance covering Executive for the same period and in each case to the same extent provided to, or maintained in respect of, other directors and officers and former directors and officers of the Company.

     (o) The Company agrees to refrain from making at any time any statements about Executive that would disparage or reflect unfavorably upon the image or reputation of Executive.

3.   GENERAL RELEASE.

     In exchange for this Agreement, Executive (on behalf of himself and anyone claiming through or on behalf of Executive), releases the Company and each of the Company's subsidiaries and other Affiliates (as the term "Affiliates" is defined by Rule 12b-2 under the Exchange Act), its and their successors and assigns and all of their past and present employees, officers, directors, stockholders (the "Company Group") and their agents and attorneys from any and all claims and potential claims, whether known or unknown and whether or not matured or contingent, demands and causes of action that Executive has or may have had against any of them arising out of, related to or concerning Executive's service or employment with the Company and the termination thereof, including claims not currently known to or contemplated by the parties, to the maximum extent permitted by law. This release includes, but is not limited to, any and all claims, demands and causes of action which are related to or concern: the Prior Agreements; all compensation plans and arrangements of the Company including but not limited to SRP, EICP and the Stock Incentive Plan; service as a director or officer of the Company or any of its subsidiaries; Executive's acquisition or ownership of Company securities or options thereon; Executive's employment and the termination thereof; attorneys' fees or costs; discrimination under local, state or federal law; the Missouri Service Letter Statute; the Age Discrimination in Employment Act; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans With Disabilities Act; the Employee Retirement Income Security Act; the Family and Medical Leave Act; severance pay; tort claims including invasion of privacy, defamation, fraud, and infliction of emotional distress; disputed wage claims; and all other claims, demands, and causes of action, whether they arise in the United States of America or elsewhere, to the maximum extent permitted by law; provided, however, that this release does not apply to (a) any rights or benefits as set forth in this Agreement or (b) any rights to indemnification to which Executive is entitled under the Company's Certificate of Incorporation, Bylaws or any other applicable insurance or agreement now in effect relating to directors', officers' and consultant's liability.

4.   EXECUTIVE COVENANTS

     (a) Non-Competition. (i) At all times during the Non-Compete Period Executive will not directly or indirectly:

          (x) own, manage, operate, finance, join, control, advise, consult, render services to, have an interest or future interest in or participate in the ownership, management, operation, financing or control of, or be employed by or connected in any manner with any Competing Business;

          (y) solicit for employment, hire or offer employment to, or otherwise aid or assist (by disclosing information about employees or otherwise) any other person or entity other than the Company or a Company subsidiary in soliciting for employment, hiring or offering employment to, any employee of Company or a Company subsidiary; or

          (z) take any action which is intended to harm the Company or its reputation, or that the Company reasonably concludes could harm the Company or its reputation or lead to unwanted or unfavorable publicity for the Company.

Ownership of an investment of less than the greater of $25,000 or 1% of any class of equity or debt security of a Competing Business will not be deemed ownership or participation in ownership for purposes of this Section 4(a).

     (ii)   "Competing Business" includes, but is not limited to,

          (1) any (x) retail department store, specialty store or other retail business that sells goods or merchandise of the types sold in the Company's (or its subsidiaries' or divisions') stores at retail to consumers or (y) any group of such stores or businesses or any other business that (A) competes (for customers, suppliers, employees or any other resource) with Company or a Company subsidiary, division or store;
     (B) is located in the United States or another country where Company or a Company subsidiary or division operates a store or stores; and (C) had annual gross sales volume or revenues (including sales in leased departments) in the prior fiscal year of more than $25 million or is reasonably expected to have gross sales volume or revenues in either of the current fiscal year or the next following fiscal year of more than $25 million; or

          (2) any business that provides buying office services to any store or group of stores businesses referred to in Section 4(a)(ii)(1); or

          (3) any business in the United States or another country where Company or a Company subsidiary or division operates a store or stores in which Executive's duties and functions would be substantially similar to Executive's duties and functions under this Agreement and that is in material competition with Company or a Company subsidiary or division.

     (iii) Executive agrees that the restrictions set forth above are reasonable, appropriate and enforceable because:

          (1) the Company is one of the leading retail companies in the United States, with department stores throughout the United States;

          (2) as an integral part of its business, the Company has expended a great deal of time, money and effort to develop and maintain confidential, proprietary and trade secret information to compete against similar businesses; this information, if misused or disclosed, could be very harmful to the Company's business and its competitive position in the marketplace;

          (3) Executive's position with the Company provides Executive with access to the Company's confidential and proprietary trade secret information, strategies and other confidential business information that would be of considerable value to a Competing Business;

          (4) the Company compensates its executives and other associates to, among other things, develop and maintain valuable goodwill and relationships on the Company's behalf and to develop and maintain business information for the Company's exclusive ownership and use;

          (5) long-term customer and supplier relationships are difficult to develop and maintain and require a significant investment of time, effort and expense;

          (6) the Company is entitled to appropriate safeguards (x) to ensure that Executive does not use any confidential information given to Executive during Executive's employment by the Company or take any other action that could result in a loss of the Company's goodwill developed on the Company's behalf and at its expense, and (y) to prevent Executive and/or any Competing Business from having an unfair competitive advantage over the Company;

          (7) the amount of compensation and benefits Executive has received and will receive from the Company is based in considerable part on Executive's express agreement to refrain from competing with the Company and to maintain the confidentiality of the Company's proprietary information in accordance with the terms of this Agreement;

          (8) the Non-Compete Period, the limited scope of the restriction and the limited prohibition on Executive's activities are reasonable to ensure that the Company's confidential current and long-term business methods, strategies and plans are not made available to its competitors; and

          (9) on balance, in light of Executive's training and background, the restrictions will not pose an undue hardship on Executive.

     (iv) If Executive engages in any activity which would violate Executive's obligations under this Agreement (including this Section 4(a)) and which involves another person or employer or a Competing Business, Executive will disclose Executive's obligations under this Agreement to that other person, employer or Competing Business.

     (v) Any time during which Executive violates any of these restrictions will not be counted in determining the time during which the restrictions apply. For example, if Executive were to comply with the restriction for all except the last four months of the restriction, and then join a Competing Business in violation of the restrictions in Section 4(a)(i) and work for that business for a month before a court enjoined this violation, then the remaining four months of the restriction would begin when the injunction was issued. The month during which Executive violated the restriction would not be included in the time that the restriction is to apply.

     (b) Preservation of Confidential Information. (i) Executive will not, at any time, directly or indirectly, use or disclose any of the Company's Confidential Information except as authorized and within the scope of Executive's employment with the Company.

     (ii) At the Company's request and/or on termination of Executive's employment with the Company, Executive will return to the Company all documents, records, notebooks, computer diskettes and tapes and anything else containing the Company's Confidential Information, including all copies thereof, as well as any other Company property, in Executive's possession, custody or control. Executive will also delete from Executive's own computer or other electronic storage medium any of the Company's proprietary or confidential information.
Not later than 20 days after the Effective Date, Executive will certify in writing to the Company that Executive has complied with these obligations.

     (iii) After the Effective Date, Executive will (i) notify and provide the Company immediately with the details of any unauthorized possession, use or knowledge of any of the Company's Confidential Information, (ii) assist in preventing any reoccurrence of this possession, use or knowledge, and (iii) cooperate with the Company in any litigation or other action to protect or retrieve the Company's Confidential Information.

     (iv) "Confidential Information" means any non-public information pertaining to the Company's business. Confidential Information includes information disclosed by the Company to Executive, and information developed or learned by Executive during the course of or as a result of Executive's employment with the Company, which Executive also agree is the Company's property. Executive further agrees that any item of intellectual or artistic property generated or prepared by Executive, by Executive or with others, in connection with Executive's employment by the Company is the Company's sole property and shall remain so unless the Company otherwise specifically agrees in writing. Confidential Information includes, without limitation, information and documents concerning the Company's processes; suppliers (including the Company's terms, conditions and other business arrangements with suppliers); supplier and customer lists; advertising and marketing plans and strategies; profit margins; seasonal plans, goals, objectives and projections; compilations, analyses and projections regarding the Company's divisions, stores, product segments, product lines, suppliers, sales and expenses; files; trade secrets and patent applications (prior to their being public); salary, staffing and employment information (including information about performance of other executives); and "know-how," techniques or any technical information not of a published nature relating, for example, to how the Company conducts its business.

     (c) Nondisparagement. Executive agrees to refrain from making at any time any statements about the Company or its employees, officers, or directors that would disparage or reflect unfavorably upon the image or reputation of the Company or any such employee, officer, or director.

5.   NO ADMISSION OF WRONGDOING.

     This Agreement is not an admission of wrongdoing or liability by Executive, the Company, or any of the individuals or entities referenced in Section 3 above and any and all such wrongdoing or liability is expressly denied. Further, neither the existence of this Agreement nor the terms and conditions hereof may be deemed or construed as a conclusion that Executive has engaged in any wrongdoing.

6.   AMENDMENT BY COURT ORDER AND INTERIM ENFORCEMENT.

     (a) Construction and Agreement. If a court determines that, but for the provisions of this Section 6, any part of this Agreement is illegal, void as against public policy or otherwise unenforceable, then the relevant part will automatically be amended to the extent necessary to make it sufficiently narrow in scope, time and geographic area to be legally enforceable. All other terms will remain in full force and effect.

     (b) Continued Compliance. If Executive raises any question as to the enforceability of any part or terms of this Agreement, including, without limitation, Section 4, Executive specifically agrees that Executive will comply fully with this Agreement unless and until a court having jurisdiction as provided in Section 11 has entered a final judgment to the contrary.

7.   ENFORCEMENT AND REMEDIES

     (a) Equitable and Legal Remedies. (a) The Company and Executive shall each be entitled to pursue all legal and equitable rights and remedies to secure performance of their respective obligations and duties under this Agreement, unless otherwise expressly provided herein, and enforcement of one or more of these rights and remedies will not preclude either party from pursuing any other rights and remedies.

     (b) Acknowledgement. Executive acknowledges and agrees that the restrictions in this Agreement are reasonable to protect the Company's rights under this Agreement and to safeguard the Company's Confidential Information. Executive expressly consents to injunctive and other equitable relief ordered by a court of competent jurisdiction. Without limiting the foregoing, if Executive breaches or threatens to breach any Restrictive Covenant, Executive consents to entry of a temporary, preliminary and/or permanent injunction by a court of competent jurisdiction enjoining Executive from breaching those obligations.

     (c) No Punitive or Exemplary Damages. If any legal proceeding is instituted, neither the Company nor Executive will be entitled to seek or obtain punitive or exemplary damages of any kind from the other or, in Executive's case, from any of the Company's subsidiaries or divisions, or from the officers, directors, or employees of the Company, its subsidiaries or divisions, or to seek or obtain damages or compensation for emotional distress. Nothing herein shall preclude an award of compensatory and punitive damages against any third party.

8.   DEFINITIONS

     As used in the Agreement, the following terms shall have the meanings set forth below.

     "Affiliate" has the meaning accorded such term in Article 3.

     "Agreement" has the meaning accorded such term in the introductory paragraph of this Agreement.

     "Board" has the meaning accorded such term in the Recitals.

     "Code" means the Internal Revenue Code of 1986, as amended, and references to sections of the Code include any successor provision.

     "Committee" means the Executive Compensation and Development Committee of the Board or any successor committee primarily responsible for executive compensation.

     "Company" has the meaning accorded such term in the introductory paragraph of this Agreement.

     "Company Group" has the meaning accorded such term in Article 3.

     "Competing Business" has the meaning accorded such term in Article 4.

     "Confidential Information" has the meaning accorded such term in Section 4.

     "Contingent Benefits" means the rights and benefits that may vest, become payable or are otherwise made available to Executive on the terms and conditions set forth on Exhibit A hereto.

     "Continuation Payments" has the meaning accorded such term in Section 2.

     "Contract Period" means the period beginning on the Employment Termination Date and ending on April 30, 2006 or Executive's sooner breach of any provision of Article 4.

     "Effective Date" means the first day following the expiration of the Revocation Period.

     "EICP" means the Company's Executive Incentive Plan for Corporation Executives (amended November 14, 2003), as amended from time to time.

     "Exchange Act" means the Securities Exchange of 1934, as amended.

     "Executive" has the meaning accorded such term in the introductory paragraph of this Agreement.

     "Non-Compete Period" means the 24-month period beginning on the Employment Termination Date. If Executive breaches or violates any of the covenants or provisions of this Agreement, the running of the Non-Compete Period shall be tolled during the period the breach or violation continues.

     "Options" means all the options previously granted to Executive to purchase shares of Company common stock under the Stock Incentive Plan.

     "Payment Period" has the meaning accorded such term in Article 2.

     "Person" means an individual, corporation, partnership, association, trust or any other entity or organization.

     "Prior Agreements" has the meaning accorded such term in the Recitals.

     "Restricted Shares" means all the unvested restricted share awards previously granted to Executive under the Stock Incentive Plan.

     "Restrictive Covenants" means Executive's covenants under Article 4.

     "Revocation Period" has the meaning accorded such term in Article 10.

     "Separation Benefits" has the meaning accorded such term in Article 2.

     "SRP" means the Company's Supplementary Retirement Plan, as amended from time to time.

     "Stock Incentive Plan" means the Company's 1994 Stock Incentive Plan (amended March 19, 2004), as amended from time to time.

9.   ASSIGNABILITY, BINDING NATURE

     This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of Executive), and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred, provided that Company or its successor shall remain fully liable and responsible for Company's obligations hereunder, to any subsidiary of Company or pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, but only if the assignee or transferee becomes the successor to all or substantially all of the assets of the Company and assumes the liabilities, obligations, and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it will take whatever action it legally can in order to cause the assignee or transferee to expressly assume the liabilities, obligations, and duties of the Company hereunder. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than his rights to compensation and benefits, which may be transferred only in connection with Executive's estate planning objectives or by will or operation of law.

10.   ACKNOWLEDGEMENT AND REVOCATION; AMENDMENT

     (a) Executive acknowledges that Executive has carefully read this Agreement, fully understands and accepts all of its provisions, and signs it voluntarily of Executive's own free will. Executive has had up to 21 days to consider the terms of this Agreement and has been advised by the Company to discuss the terms of this Agreement with an attorney unrelated to the Company prior to signing this Agreement. Executive will have 7 days from the Execution Date (the "Revocation Period") to revoke the Agreement by notifying the Company in writing.

     This Agreement may be amended, modified, or canceled only by mutual agreement of the parties in writing.

11.  APPLICABLE LAW

     This Agreement has been executed by the Corporation at its corporate headquarters and principal executive offices in St. Louis, Missouri. The Company and Executive agree that Executive's relationship with the Company has been centered in St. Louis, Missouri and that the weight of Executive's contacts with and obligations to the Company have also been in St. Louis, Missouri. Any questions or other matters arising under this Agreement, whether of validity, interpretation, performance or otherwise, will therefore be governed by and construed in accordance with the laws of the State of Missouri applicable to agreements made and to be performed in Missouri without regard to Missouri's choice of law rules. All actions and proceedings arising out of or relating directly or indirectly to this Agreement will be filed and litigated exclusively in any state court or federal court located in the City or County of St. Louis, Missouri. The Company and Executive expressly consent to the jurisdiction of these courts, agree that venue is proper in these courts and consent to service of process made upon the Secretary of State of the State of Missouri or at your last known address in the Company's records.

12.  SEVERABILITY

     The various provisions of this Agreement are intended to be severable and to constitute independent and distinct binding obligations. If any provision of this Agreement is determined to be invalid, illegal, or incapable of being enforced, in whole or in part, it shall not affect or impair the validity of any other provision or part of this Agreement, and the provision or part shall be deemed modified to the minimum extent required to permit enforcement. Upon such a determination that any term or other provision is invalid, illegal, or incapable of being enforced, the court or arbitrator, as applicable, shall have the authority to so modify the provision or term. If such provision or term is not modified by the court or arbitrator, the parties must negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the provisions of this Agreement are preserved to the greatest extent possible.









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13.  WAIVER OF BREACH

     No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by the other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of either party to take any action by reason of such breach will not deprive the party of the right to take action at any time while the breach continues.

14.  NOTICES

     Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice), with a copy of such notice also sent via electronic mail (email):

     If to the Company:           611 Olive Street
                                  St. Louis, MO  63101-1799
                                  Fax:   314-641-4066
                                  Attn:  Richard A. Brickson
                                  email: richard_brickson@may-co.com

     Copies to:                   Davis Polk & Wardwell
                                  450 Lexington Avenue
                                  New York, NY  10017
                                  Fax:   212-450-4800
                                  Attn:  Beverly F. Chase
                                  email: chase@dpw.com

     If to Executive:             Eugene S. Kahn
                                  12 Apple Tree Lane
                                  St. Louis, MO  63124
                                  email: gskahn2@aol.com
                                  (or to the latest address furnished by
                                  Executive to Company for purposes of
                                  general communications).

     Copies to:                   Armstrong Teasdale
                                  One Metropolitan Square
                                  211 North Broadway
                                  Suite 2600





                                      15




                                  St. Louis, MO  63102
                                  Fax:   314-621-5065
                                  Attn:  Stephen C. Jones
                                  email: sjones@armstrongteasdale.com


Each party, by written notice furnished to the other party, may modify the applicable delivery address, but any notice of change of address shall be effective only upon receipt. Such notices, demands, claims and other communications shall be deemed given in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; or in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail, but in no event will any such communications be deemed to be given later than the date they are actually received.

15.  ENTIRE AGREEMENT

     Except as otherwise noted herein, this Agreement constitutes the entire agreement between the parties concerning the subject matter specifically addressed herein, and, except for the terms and provisions of any other employee benefit or other compensation plans (or any agreements or awards thereunder) to the extent referred to herein or contemplated hereby, this Agreement supersedes all prior and contemporaneous oral agreements, if any, between the parties relating to the subject matter specifically addressed herein including, without limitation, the Prior Agreements. The Company agrees to take such actions as may be necessary or appropriate to carry out its obligations under this Agreement.

     This Agreement was entered into at arm's length, without duress or coercion, and is to be interpreted as an agreement between two parties of equal bargaining strength. Both Executive and the Company agree that this Agreement is clear and unambiguous as to its terms, and that no parole or other evidence will be used or admitted to alter or explain the terms of this Agreement, but that it will be interpreted based on the language within its four corners in accordance with the purposes for which it is entered into.

16.  HEADINGS

     The headings in this Agreement are for convenience of reference only and will not affect the construction of any of its provisions.

17.  COUNTERPARTS

     This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.



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                               [SIGNATURE PAGE FOLLOWS]



















                                      17





     IN WITNESS WHEREOF, this Agreement has been executed by the Company and then by Executive in St. Louis, Missouri on the dates shown below, but effective as of the date and year first above written.


                                       THE MAY DEPARTMENT STORES COMPANY

                                       By:   /s/ Richard A. Brickson
                                       Name:  Richard A. Brickson
                                       Title: Secretary and Senior Counsel



                                       By:  /s/ Eugene S. Kahn   7/13/05
                                            Eugene S. Kahn
























                                      18




                                                                  Exhibit A


                               CONTINGENT BENEFITS



1.   STOCK OPTIONS AND RESTRICTED SHARES

     In the event of a "change in control" (as defined in the Stock Incentive
     Plan) during the Contract Period, (x) all unvested Options held by Executive on the date of such change in control shall be fully vested and exercisable with an exercise period expiring on the earlier of (A) the 10th anniversary of the original grant date or (B) the third anniversary of the first to occur of the last day of the Contract Period or Executive's commencement of employment with a new employer, and (y) all restrictions on all Restricted Shares held by Executive on date of such change in control shall lapse and such Restricted Shares shall be released to Executive in accordance with Company policy.

2.   SUPPLEMENTARY RETIREMENT PLAN

     In the event that a "change in control" (as defined in the SRP) occurs during the Contract Period, Executive shall become entitled to benefits under the SRP as determined pursuant to Section 3.2(d) thereof assuming for such purposes that Executive's employment with the Company terminated on the last day of the Contract Period. Such benefit shall be payable in a form determined under or elected pursuant to the SRP.











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